CARVER HOVEY & CO.
                          Certified Public Accountants

Steven L. Carver, CPA
Kathleen L. Hovey, CPA
Brent R. Florek, CPA
   746 South Main o Layton, UT 84041 o Phone (801)546-3130 o Fax (801)546-5231
            Member American Institute of Certified Public Accountants



Prime Resources, Inc.
1245 East Brickyard Road, Suite 590
Salt Lake City, UT 84106



         RE: Use of Financials by Prime Resources, Inc.
             in First Amended SB-2 Registration

Dear Board of Directors:

         We consent to the use of our report and attached financial statements and notes incorporated herein, as amended, in the First Amended SB-2 Registration Statement filed by your company, and to the references to our firm under the heading "Interest of Experts and Counsel" in the prospectus.


                                            /s/ CARVER HOVEY & CO.
                                            ----------------------------
                                                CARVER HOVEY & CO.
                                                Layton, Utah
                                                October 11, 2002